     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY [ ], 1998
                                            REGISTRATION STATEMENT NO. 333-
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                               DAOU SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

                DELAWARE                               330284454
     (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     incorporation or organization)

                              5120 SHOREHAM PLACE
                          SAN DIEGO, CALIFORNIA  92122
                                 (619) 452-2221
               (Address of Principal Executive Offices, Zip Code)

                              ---------------------

                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                              ---------------------

                                 DANIEL J. DAOU
                                   PRESIDENT
                               DAOU SYSTEMS, INC.
                              5120 SHOREHAM PLACE
                          SAN DIEGO, CALIFORNIA  92122
                                  (619) 452-2221
(Name, address and telephone number, including area code, of agent for service)

                              ---------------------

                                    Copy to:
                             JOHN J. HENTRICH, ESQ.
                                BAKER & MCKENZIE
                        101 WEST BROADWAY, TWELFTH FLOOR
                       SAN DIEGO, CALIFORNIA  92101-3890
                                 (619) 236-1441

                              ---------------------

                                       CALCULATION OF REGISTRATION FEE
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                                                     PROPOSED MAXIMUM    PROPOSED MAXIMUM
        TITLE OF SECURITIES           AMOUNT TO BE    OFFERING PRICE    AGGREGATE OFFERING       AMOUNT OF
         TO BE REGISTERED             REGISTERED(1)    PER UNIT(2)          PRICE(3)         REGISTRATION FEE
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
Common Stock, $0.001 par value
  per share . . . . . . . . . . .      2,632,075        $ 22.25            $ 58,563,669         $ 17.300
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

(1) These shares represent shares of Common Stock which have become available for issuance under the Registrant's 1996 Stock Option Plan as a result of an amendment approved by the stockholders at the Registrant's Annual Meeting of Stockholders held on May 19, 1998 (the "Annual Meeting") increasing the number of shares reserved for issuance thereunder from 1,367,925 to 4,000,000. This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for the purpose of determining the registration fee on the basis of the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market System on July 22, 1998 in accordance with Rule 457(h)(1) and (c) of the Securities Act of 1933, as amended (the "Act").

(3)  Calculated in accordance with the Rule 457(h) under the Act.

STATEMENT UNDER GENERAL INSTRUCTION E--REGISTRATION OF ADDITIONAL SECURITIES.

     Unless as noted herein, the contents of the Registrant's Registration Statement on Form S-8 with respect to the 1996 Stock Option Plan (File No. 333-29745) are hereby incorporated by reference into this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.
 5.1     -- Opinion of Baker & McKenzie.
23.1     -- Consent of Ernst & Young LLP, independent auditors.
23.2     -- Consent of Deloitte & Touche LLP, Independent Auditors.
23.3     -- Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.4     -- Consent of Baker & McKenzie (contained in Exhibit 5.1).
24.1     -- Power of Attorney (see page II-2).
99.1     -- DAOU Systems, Inc. 1996 Stock Option Plan, as amended.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 24th day of July, 1998.

                                   DAOU SYSTEMS, INC.

                                   By:  /s/ Daniel J. Daou
                                        ---------------------------------
                                        Daniel J. Daou
                                        President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Georges J. Daou, Daniel J. Daou and Fred C. McGee jointly and severally, as his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 1998.

        SIGNATURE                              TITLE
   /s/Georges J. Daou         Chief Executive Officer and Chairman of the Board
--------------------------    of Directors (Principal Executive Officer)
     Georges J. Daou

    /s/Daniel J. Daou         President and Director
--------------------------
     Daniel J. Daou

     /s/Fred C. McGee         Executive Vice President, Chief Financial Officer
--------------------------    and Secretary (Principal Financial and Accounting
       Fred C. McGee          Officer)

   /s/Larry D. Grandia        Director
--------------------------
     Larry D. Grandia

   /s/Richard B. Jaffe        Director
--------------------------
     Richard B. Jaffe

    /s/David W. Jahns         Director
--------------------------
      David W. Jahns

   /s/John H. Moragne         Director
--------------------------
     John H. Moragne

                                EXHIBIT INDEX


 5.1  --  Opinion of Baker & McKenzie.
23.1  --  Consent of Ernst & Young LLP, independent auditors.
23.2  --  Consent of Deloitte & Touche LLP, Independent Auditors.
23.3  --  Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.4  --  Consent of Baker & McKenzie (contained in Exhibit 5.1).
24.1  --  Power of Attorney (see page II-2).
99.1  --  DAOU Systems, Inc. 1996 Stock Option Plan, as amended.